Exhibit 99.1

Independence Realty Trust Announces Third Quarter 2017 Financial Results

PHILADELPHIA – (BUSINESS WIRE) – October 31, 2017 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multi-family apartment REIT, today announced its third quarter 2017 financial results.

Results for the Quarter

•	Net income available to common shareholders was $1.1 million for the quarter ended September 30, 2017 as compared to $2.3 million for the quarter ended September 30, 2016.

•	Core Funds from Operations (“CFFO”) per share of $0.19 for the quarter ended September 30, 2017 as compared to $0.21 for the quarter ended September 30, 2016.

•	Adjusted EBITDA of $20.2 million for the quarter ended September 30, 2017 as compared to $18.4 million for the quarter ended September 30, 2016.

Results for the Nine Months

•	Net income available to common shareholders was $23.9 million for the nine months ended September 30, 2017 as compared to $31.2 million for the nine months ended September 30, 2016.

•	Core Funds from Operations (“CFFO”) per share of $0.55 for the nine months ended September 30, 2017 as compared to $0.63 for the nine months ended September 30, 2016.

•	Adjusted EBITDA of $59.2 million for the nine months ended September 30, 2017 as compared to $56.0 million for the nine months ended September 30, 2016.

Same-Store Property Operating Results

	Third Quarter 2017 Compared to Third Quarter 2016(1)	Nine Months Ended 9/30/17 Compared to Nine Months Ended 9/30/16(1)
Rental income	2.5% increase	3.5% increase
Total revenues	3.0% increase	4.0% increase
Property level operating expenses	1.5% increase	2.6% increase
Net operating income (“NOI”)	4.0% increase	4.9% increase
Portfolio average occupancy	40 bps increase to 94.7%	100 bps increase to 94.5%
Portfolio average rental rate	2.2% increase to $1,020	3.0% increase to $1,014
NOI Margin	60 bps increase to 59.5%	50 bps increase to 59.9%

(1)	Same store portfolio for the three and nine months ended September 30, 2017 and 2016 includes 42 properties, which represent 11,676 units.

“Our third quarter performance reflects our ongoing commitment to drive organic growth while continuing to transform the portfolio,” said Scott Schaeffer, IRT’s Chairman and CEO. “Sound market fundamentals combined with a proactive approach to property management led to 4.0% year-over-year same-store NOI growth for the third quarter and 4.9% for the first nine months of the year. Our recently announced portfolio acquisition aligns perfectly with our investment strategy and will enable us to increase scale in core markets and strengthen our balance sheet over time. The year-to-date execution of our strategic initiatives has put IRT on track to deliver on our full-year objectives and enter 2018 from a position of strength as we work to unlock additional portfolio value.”

Property Acquisitions

On September 3, 2017, IRT reached an agreement to acquire a portfolio of nine communities, totaling 2,353 units, for a gross purchase price of $228.1 million. The acquisition accelerates IRT’s penetration into a number of core existing markets, including Columbus, OH, Indianapolis, IN, and Atlanta, GA, while providing entry into two new markets. The portfolio contains nine communities that were built or renovated between 2000 and 2011, had period end occupancy of 95% as of July 31, 2017, and had an average effective rent per unit of $884 for the three months ended July 31, 2017. On September 26, 2017, IRT closed on four of these multifamily apartment communities, totaling 917 units: two in Columbus, OH, and the remaining two in Indianapolis, IN and Myrtle Beach, SC. On October 25, 2017, IRT closed on a 264-unit community in Baton Rouge, LA, representing the fifth community in the portfolio. The acquisition of the remaining four communities are expected to close in succession during the fourth quarter of 2017, after and subject to the satisfaction of customary closing conditions, as well as the debt assumption process on three of the four.

Public Stock Offering

On September 11, 2017, IRT announced the closing of its public offering of 12,500,000 shares of its common stock at a public offering price of $9.25 per share. IRT also closed on the underwriters’ option to purchase an additional 1,875,000 shares of common stock at the public offering price. As a result of the offering and the exercise of the underwriters’ option, IRT received approximately $126.1 million in net proceeds, after deducting the underwriting discount and estimated offering expenses. IRT is using the net proceeds from the offering to pay a portion of the purchase price for the nine-community portfolio acquisition. Any remaining proceeds will be used for general corporate purposes.

Capital Expenditures

For the three months ended September 30, 2017, recurring capital expenditures for the total portfolio were $2.1 million, or $161 per unit. For the nine months ended September 30, 2017, recurring capital expenditures for the total portfolio were $5.4 million, or $418 per unit.

2017 EPS and CFFO Guidance

IRT is adjusting 2017 full year EPS per diluted share guidance due to additional depreciation and acquisition related costs from the previously announced nine-community portfolio acquisition. EPS per diluted share is projected to be in a range of $0.38 to $0.41, compared to $0.54 to $0.57 previously. CFFO per diluted share is projected to be in the range of $0.73 to $0.76, unchanged from the prior quarter. A reconciliation of IRT's projected net income available to common shares to its projected CFFO per share, a non-GAAP financial measure, is included below. Also included below are the primary assumptions underlying this estimate. See Schedule II to this release for further information regarding how IRT calculates CFFO and Schedule V to this release for management’s definition and rationale for the usefulness of CFFO.

2017 Full Year EPS and CFFO Guidance (1)	Low	High
Net income available to common shares	$0.38	$0.41
Earnings per share	$0.38	$0.41

2017 EPS and CFFO Guidance
Net income available to common shares	$0.38	$0.41
Adjustments:
Depreciation and amortization	0.47	0.47
Gains on asset sales	(0.24)	(0.24)
Share base compensation	0.03	0.03
Amortization of deferred financing fees	0.02	0.02
Acquisition, integration, and debt extinguishment expenses	0.07	0.07
CORE FFO per diluted share allocated to common shareholders	$0.73	$0.76

(1)

This guidance, including the underlying assumptions, constitutes forward-looking information. Actual full 2017 EPS and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” below. Our estimate is based on the following key operating assumptions for IRT’s 2017 performance:

Same Store Communities	Previous 2017 Outlook	Revised 2017 Outlook
Number of properties/units	42 properties /11,676 units	42 properties /11,676 units
Property revenue growth	4.0% to 4.5%	4.0%
Controllable property operating expense growth	1.6% to 2.0%	1.6% to 2.0%
Real estate tax and insurance expense increase	4.5% to 5.5%	4.5% to 5.5%
Property NOI growth	4.5% to 5.5%	4.5% to 5.5%

Corporate Expenses
General and administrative expenses (excluding stock based compensation)	$7.3 to $7.7 million	$7.3 to $7.7 million

Transaction/Investment Volume
Acquisition volume	$87 million	$315 to $355 million
Disposition volume	$87 million	$87 million

Capital Expenditures
Recurring	$6.5 to $6.8 million	$6.5 to $6.8 million
Value Add	$5.5 to $6.0 million	$5.5 to $6.0 million

Selected Financial Information

See Schedule I to this Release for selected financial information for IRT.

Non-GAAP Financial Measures and Definitions

IRT discloses the following non-GAAP financial measures in this release: FFO, CFFO, Adjusted EBITDA and NOI.  A reconciliation of IRT’s reported net income (loss) to its FFO and CFFO is included as Schedule II to this release.  A reconciliation of IRT’s same store NOI to its reported net income (loss) is included as Schedule III to this release. A reconciliation of IRT’s Adjusted EBITDA to net income (loss) is included as Schedule IV to this release.  See Schedule V to this release for management’s respective definitions and rationales for the usefulness of each of these non-GAAP financial measures and other definitions used in this release.

Distributions

On October 17, 2017, IRT’s Board of Directors declared monthly cash dividends for the fourth quarter of 2017 on IRT’s shares of common stock in the amount of $0.06 per share per month. The monthly dividends total $0.18 per share for the fourth quarter.  The month for which each dividend was declared is set forth below, with the relevant amount per share, record date and payment date set forth opposite the month:

Month	Amount	Record Date	Payment Date
October 2017	$0.06	10/31/2017	11/15/2017
November 2017	$0.06	11/30/2017	12/15/2017
December 2017	$0.06	12/29/2017	01/15/2018

IRT will be transitioning to a quarterly distribution of cash dividends, effective the first quarter of 2018.

Conference Call

All interested parties can listen to the live conference call webcast at 9:30 AM ET on Tuesday, October 31, 2017 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.844.775.2542, access code 99812647.  For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website and telephonically until Tuesday, November 7, 2017 by dialing 1.855.859.2056, access code 99812647.

Supplemental Information

IRT produces supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store information and other useful information for investors.  The supplemental information is available via the Company's website, www.irtliving.com, through the "Investor Relations" section.

About Independence Realty Trust, Inc.

Independence Realty Trust (NYSE: IRT) is a real estate investment trust. Upon completion of the previously announced nine community portfolio acquisition, IRT will own and operate 55 multifamily apartment properties, totaling 15,165 units, across non-gateway U.S. markets, including Louisville, Memphis, Atlanta and Raleigh. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return of capital through distributions and capital appreciation.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “outlook,” “assumption,” “projected,” “strategy”, “guidance” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of IRT’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within IRT’s control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  Such forward-looking statements include, but are not limited to, IRT’s 2017 EPS and CFFO guidance; the assumptions underlying such guidance; the anticipated benefits and the expected financial impact of IRT’s internalization of its management; changes in financial markets and interest rates, or to the business or financial condition of IRT; changes in market demand for rental apartment homes and competitive pricing from projected apartment industry dynamics, demographic and employment information; IRT’s maintenance of real estate investment trust (“REIT”) status; availability of financing and capital; dividends are subject to the discretion of IRT’s Board of Directors, and will depend on IRT’s financial condition, results of operations, capital requirements, compliance with applicable laws and agreements and any other factors deemed relevant by IRT’s Board; risks associated with pursuing additional strategic acquisitions, including risks associated with the need to raise additional capital to fund the acquisitions; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by IRT from time to time, including those discussed under the heading “Risk Factors” in IRT’s most recently filed reports on Forms 10-K and 10-Q. IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust, Inc. Contact

Edelman Financial Communications & Capital Markets

Ted McHugh and Lauren Tarola

212-277-4322

IRT@edelman.com

Schedule I

Independence Realty Trust, Inc.

Selected Financial Information

(Dollars in thousands, except share and per share amounts)

(unaudited)

	As of or For the Three-Month Periods Ended
	September 30, 2017			June 30, 2017		March 31, 2017		December 31, 2016		September 30, 2016
Operating Statistics:
Net income available to common shares	$1,097			$18,739		$4,077		$(40,980)		$2,267
Earnings (loss) per share -- diluted	$0.02			$0.27		$0.06		$(0.61)		$0.05
Total property revenue	$39,864			$39,431		$38,895		$38,002		$38,364
Total property operating expenses	$16,196			$15,918		$15,992		$15,560		$16,107
Net operating income ("NOI")	$23,668			$23,513		$22,903		$22,442		$22,257
NOI margin	59.4%			59.6%		58.9%		59.1%		58.0%
Adjusted EBITDA	$20,220			$19,493		$19,512		$18,544		$18,373
Funds from operations ("FFO") per share -- diluted	$0.13			$0.12		$0.17		$(0.50)		$0.20
Core funds from operations ("CFFO") per share -- diluted	$0.19			$0.19		$0.18		$0.17		$0.21
Dividends per share	$0.18			$0.18		$0.18		$0.18		$0.18
CORE FFO payout ratio	94.7%			94.7%		100.0%		105.9%		85.7%
Portfolio Data:
Total gross assets	$1,497,546			$1,400,864		$1,390,589		$1,370,243		$1,374,353
Total number of properties	50			46		47		46		46
Total units	13,729			12,812		13,198		12,982		12,982
Period end occupancy	94.8%			94.5%		94.7%		94.5%		94.3%
Average occupancy	94.7%			94.9%		93.8%		93.8%		94.1%
Average monthly effective rent, per unit	$1,004			$1,010		$978		$977		$977
Same store period end occupancy	94.9%			94.6%		94.8%		93.9%		93.7%
Same store portfolio average occupancy (a)	94.7%			95.0%		93.9%		93.7%		94.3%
Same store portfolio average effective monthly rent (a)	$1,020			$1,013		$1,007		$998		$999
Capitalization:
Total debt	$731,625			$764,521		$765,695		$743,817		$880,581
Common share price, period end	$10.17			$9.87		$9.37		$8.92		$9.00
Market equity capitalization	$880,257			$712,413		$674,591		$641,393		$453,823
Total market capitalization	$1,611,882			$1,476,934		$1,440,286		$1,385,210		$1,334,404
Total debt/total gross assets	48.9%			54.6%		55.1%		54.3%		64.1%
Net debt to adjusted EBITDA	8.9	x	(b)	9.7	x	9.7	x	9.7	x	11.6	x
Interest coverage	2.9	x		2.7	x	2.6	x	2.4	x	2.1	x
Common shares and OP Units:
Shares outstanding	83,518,603			69,143,955		69,125,681		68,996,070		47,509,731
OP units outstanding	3,035,654			3,035,654		2,869,050		2,908,949		2,915,008
Common shares and OP units outstanding	86,554,257			72,179,609		71,994,731		71,905,019		50,424,739
Weighted average common shares and units	75,009,859			71,703,735		71,656,205		70,036,948		50,229,637

(a)	Same store includes 42 properties, which represent 11,676 units.
(b)	Net debt to adjusted EBITDA would be 9.2x if adjusted for timing of acquisitions and the sale of Crossings.

Schedule II

Independence Realty Trust, Inc.

Reconciliation of Net Income (loss) to

Funds From Operations and

Core Funds From Operations

(Dollars in thousands, except share and per share amounts)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Funds From Operations (FFO):
Net Income (loss)	$1,156	$2,407	$24,922	$33,151
Adjustments:
Real estate depreciation and amortization	8,645	7,765	24,227	26,927
Net (gains) losses on sale of assets excluding defeasance costs	92	1	(18,621)	(33,169)
Funds From Operations	$9,893	$10,173	$30,528	$26,909
FFO per share--diluted	0.13	0.20	0.42	0.54
Core Funds From Operations (CFFO):
Funds From Operations	9,893	10,173	30,528	26,909
Adjustments:
Stock compensation expense	422	247	1,548	832
Amortization of deferred financing costs	282	597	1,160	2,543
Acquisition and integration expenses	569	19	956	37
Other depreciation and amortization	26	-	62	-
Hedge ineffectiveness	(12)	-	-	-
(Gains) losses on extinguishment of debt	-	-	572	558
Defeasance costs included in net gains (losses) on sale of assets	-	-	2,748	1,396
Acquisition related debt extinguishment expenses	2,781	-	2,781	-
Gains (losses) on TSRE merger	-	(641)	-	(732)
Core Funds From Operations	$13,961	$10,395	$40,355	$31,543
CFFO per share--diluted	0.19	0.21	0.55	0.63
Weighted-average shares and units outstanding	75,009,859	50,229,637	72,801,899	50,105,147

Schedule III

Independence Realty Trust, Inc.

Reconciliation of Same-Store Net Operating Income to Net Income (loss)

(Dollars in thousands)

(unaudited)

	For the Three-Months Ended (a)
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Reconciliation of same-store net operating income to net income (loss)
Same store	$21,652	$21,943	$21,208	$21,011	$20,823
Non same store	2,016	1,570	1,695	1,431	1,434
Property management income	202	130	247	29	—
Property management expenses	(1,328)	(1,444)	(1,538)	(1,137)	(1,219)
General and administrative expenses	(2,322)	(2,706)	(2,100)	(2,790)	(2,665)
Acquisition and integration expenses	(569)	(265)	(122)	(6)	(19)
Depreciation and amortization expense	(8,671)	(8,011)	7,607	(7,897)	(7,765)
Interest expense	(6,963)	(7,162)	(7,448)	(7,720)	(8,820)
Hedge ineffectiveness	12	(12)	—	—	—
Other income (expense)	—	-	(5)	(2)	(2)
Net gains (losses) on sale of assets	(92)	16,050	(85)	3	(1)
Gains (losses) on extinguishment on debt	—	(572)	—	(652)	—
Acquisition related debt extinguishment expenses	(2,781)	—	—	—	—
Gains (losses) on TSRE merger	—	—	—	—	641
Management internalization expense	—	—	—	(44,976)	—
Net income (loss)	$1,156	$19,521	$4,245	$(42,706)	$2,407
(a)	Same store portfolio includes 42 properties, which represent 11,676 units.

Schedule IV

Independence Realty Trust, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

And Interest Coverage Ratio

(Dollars in thousands)

(unaudited)

	Three Months Ended
ADJUSTED EBITDA:	September 30, 2017		June 30, 2017		March 31, 2017		December 31, 2016		September 30, 2016
Net income (loss)	$1,156		$19,521		$4,245		$(42,706)		$2,407
Add-Back (Deduct):
Depreciation and amortization	8,671		8,011		7,607		7,897		7,765
Interest expense	6,963		7,162		7,448		7,720		8,820
Hedging ineffectiveness	(12)		12		—		—		—
Other (income) expense	—		—		5		2		2
Acquisition and integration expenses	569		265		122		6		19
Net (gains) losses on sale of assets	92		(16,050)		85		(3)		1
(Gains) losses on extinguishment of debt	—		572		—		652		—
Management internalization expense	—		—		—		44,976		—
Acquisition related debt extinguishment expenses	2,781		—		—		—		—
Gains (losses) on TSRE merger	—		—		—		-		(641)
Adjusted EBITDA	$20,220		$19,493		$19,512		$18,544		$18,373

INTEREST COST:
Interest expense	$6,963		$7,162		$7,448		$7,720		$8,820

INTEREST COVERAGE:	2.9	x	2.7	x	2.6	x	2.4	x	2.1	x

	Three Months Ended September 30,				Nine Months Ended September 30,
ADJUSTED EBITDA:	2017		2016		2017		2016
Net income (loss)	$1,156		$2,407		$24,922		$33,151
Add-Back (Deduct):
Depreciation and amortization	8,671		7,765		24,289		26,927
Interest expense	6,963		8,820		21,573		27,815
Hedging ineffectiveness	(12)		—		-		—
Other (income) expense	—		2		5		2
Acquisition and integration expenses	569		19		956		37
Net (gains) losses on sale of assets	92		1		(15,873)		(31,773)
(Gains) losses on extinguishment of debt	—		—		572		558
Management internalization expense	—		—		—		—
Acquisition related debt extinguishment expenses	2,781		—		2,781		—
Gains (losses) on TSRE merger	—		(641)		—		(732)
Adjusted EBITDA	$20,220		$18,373		$59,225		$55,985

INTEREST COST:
Interest expense	$6,963		$8,820		$21,573		$27,815

INTEREST COVERAGE:	2.9	x	2.1	x	2.7	x	2.0	x

Schedule V

Independence Realty Trust, Inc.

Definitions

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented.  We believe average effective rent is a helpful measurement in evaluating average pricing.  This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average of the daily physical occupancy for the period presented.

Adjusted EBITDA

EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before acquisition and integration expenses and certain other non-operating gains or losses related to items such as asset sales, debt extinguishments, acquisition related debt extinguishment expenses, gains on the TSRE merger, and management internalization expenses.  EBITDA and Adjusted EBITDA are each non-GAAP measures.  We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of our performance because it eliminates interest, income taxes, depreciation and amortization, acquisition and integration expenses and other non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. IRT’s calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, IRT’s Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

IRT believes that FFO and CFFO, each of which is a non-GAAP measure, are additional appropriate measures of the operating performance of a REIT and IRT in particular. IRT computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including stock compensation expense, depreciation and amortization of other items not included in FFO, amortization of deferred financing costs, acquisition and integration expenses, and other non-operating gains or losses related to items such as hedge ineffectiveness, defeasance costs we incur when we sell a property subject to secured debt, asset sales, debt extinguishments, acquisition related debt extinguishment expenses, gains on the TSRE merger, and management internalization expenses, from the determination of FFO. IRT incurs acquisition expenses in connection with acquisitions of real estate properties and expenses those costs when incurred in accordance with U.S. GAAP. As these expenses are one-time and reflective of investing activities rather than operating performance, IRT adds back these costs to FFO in determining CFFO.

IRT’s calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, IRT’s CFFO may not be comparable to CFFO reported by other REITs. IRT’s management utilizes FFO and CFFO as measures of IRT’s operating performance, and believes they are also useful to investors, because they facilitate an understanding of IRT’s operating performance after adjustment for certain non-cash or non-operating items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare IRT’s operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, IRT believes that FFO and CFFO may provide IRT and our investors with an additional useful measure to compare IRT’s financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income as an indicator of IRT’s operating performance or as an alternative to cash flow from operating activities as a measure of IRT’s liquidity.

Interest Coverage

Interest coverage is a ratio computed by dividing our Adjusted EBITDA by our interest expense.

Net Debt

Net debt, a non-GAAP measure, equals total debt less cash and cash equivalents. The following table provides a reconciliation of total debt to net debt.

IRT presents net debt because management believes it is a useful measure of IRT’s credit position and progress toward reducing leverage.  The calculation is limited in that IRT may not always be able to use cash to repay debt on a dollar for dollar basis (Dollars in thousands).

	As of
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Total debt	$731,625	$764,521	$765,695	$743,817	$880,581
Less: cash and cash equivalents	(10,128)	(6,271)	(10,065)	(20,892)	(29,247)
Total net debt	$721,497	$758,250	$755,630	$722,925	$851,334

Net Operating Income

IRT believes that Net Operating Income (“NOI”), a non-GAAP measure, is a useful measure of its operating performance. IRT defines NOI as total property revenues less total property operating expenses, excluding depreciation and amortization, asset management fees, property management fees, acquisition expenses and general administrative expenses. In connection with our management internalization which was completed in the fourth quarter of 2016, we modified our calculation of NOI to exclude property management expenses. We retrospectively adjusted previously reported NOI to conform to this change. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Same Store Properties and Same Store Portfolio

IRT reviews its same store properties or portfolio at the beginning of each calendar year.  Properties are added into the same store portfolio if they were owned at the beginning of the previous year.  Properties that are held-for-sale or have been sold are excluded from the same store portfolio.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets.  The following table provides a reconciliation of total assets to total gross assets (Dollars in thousands).

	As of
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Total assets	$1,405,212	$1,317,177	$1,306,986	$1,294,237	$1,306,242
Plus: accumulated depreciation (a)	76,664	68,433	68,262	60,719	52,824
Plus: accumulated amortization	15,670	15,254	15,341	15,287	15,287
Total gross assets	$1,497,546	$1,400,864	$1,390,589	$1,370,243	$1,374,353
(a)	Includes previously recognized depreciation on properties that are classified as held-for-sale